DECLARATION OF TRUST


     This DECLARATION OF TRUST, dated as of November 26, 1996, among (i) Republic New York Corporation, a Maryland corporation, as "Depositor", (ii) Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee of the Trust (the "Delaware Trustee), (iii) Thomas F. Robards, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust, and (iv) Stephen Saali, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust (each of such trustees in (ii), (iii) and (iv) a "Trustee" and collectively, "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as Republic New York Capital II (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees hereby are authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor, the Trustees and other parties to become additional trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, in each case on behalf of the Trust, (i) to prepare an Offering Circular, (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws; (iii) to execute on behalf of the Trust such pricing agreements with one or more underwriters relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clause
(ii) above is required by the rules and regulations of the state securities or "Blue Sky" laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any trustee appointed pursuant to Section 7 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing it being understood that Bankers Trust (Delaware) in its capacity as Trustee of the Trust shall not be

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required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of state securities or "Blue Sky" laws.

     5. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws; (iv) to execute on behalf of the Trust such underwriting agreements with one or more underwriters relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any trustee appointed pursuant to Section 7 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing it being understood that Bankers Trust (Delaware) in its capacity as Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or "Blue Sky" laws.

     6. This Declaration of Trust may be executed in one or more counterparts.

     7. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depositor.

     8. The recitals contained in this Declaration of Trust shall be taken as statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any

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part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

     9. (a) The Delaware Trustee shall not be liable, responsible or accountable for damages or otherwise to the Trust, the Depositor, the other Trustees or any holder of the Capital Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust and in a manner the Delaware Trustee reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration of Trust by law, except that the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Delaware Trustee's gross negligence or willful misconduct with respect to such acts or omissions.

        (b) The Delaware Trustee shall be fully protected in relying in good faith upon this Declaration of Trust, the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Delaware Trustee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Capital Securities might properly be paid.

     10. The Depositor agrees, to the fullest extent permitted by applicable law:

        (a) to indemnify and hold harmless the Delaware Trustee, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax penalty, expense or claim of any kind or nature whatsoever incurred by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust in a manner reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration of Trust, except that the Delaware Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of its gross negligence or willful misconduct with respect to such acts or omissions; and

        (b) to advance expenses (including the fees and expenses of counsel) incurred by the Delaware Trustee in defending any claim, demand, action, suit or proceeding from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

     11. The provisions of Section 10 shall survive the termination of this Declaration of Trust or the earlier resignation or removal of the Delaware Trustee.

     12. The Trust created hereby shall terminate on December 3, 2050.

     13. The Trust may terminate without issuing any Capital Securities at the sole election of the Depositor.

     14. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles). The

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provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first written above.


                          REPUBLIC NEW YORK CORPORATION,
                          as Depositor


                          By: /s/ William F. Rosenblum, Jr.
                              --------------------------------
                              Name: William F. Rosenblum, Jr.
                              Title: Senior Vice President,
                                     Deputy General Counsel
                                     and Corporate Secretary


                          BANKERS TRUST (DELAWARE),
                          not in its individual capacity but solely as Trustee


                          By:  /s/ James H. Stallkamp
                               ------------------------------
                               Name: James H. Stallkamp
                               Title:   President




                          THOMAS F. ROBARDS,
                          not in his individual capacity but solely as Administrative Trustee


                               /s/ Thomas F. Robards
                              -----------------------------------




                          STEPHEN SAALI,
                          not in his individual capacity but solely as Administrative Trustee


                               /s/ Stephen Saali
                              ------------------------------------



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